UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2025

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Sono Group N.V.

(Exact name of registrant as specified in its charter)

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The Netherlands (State or other jurisdiction of incorporation)	001-41066 (Commission File Number)	98-1828632 (IRS Employer Identification No.)

Waldmeisterstrasse 93, Munich, Germany (Address of principal executive offices)	80935 (Zip Code)

+49 (0)89 4520 5818

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act :

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.02 per share	SSM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Managing Director

On September 9, 2025, George O’Leary informed the supervisory board (the “Supervisory Board”) of Sono Group N.V. (the “Company”) that after the uplisting to Nasdaq, he would be resigning from his positions as the Chief Executive Officer of the Company and all subsidiaries of the Company effective as of September 9, 2025, and as the sole member of the Company’s management board (the “Managing Director”) upon election of a successor. Mr. O’Leary’s resignation from his positions with the Company is voluntary and did not result from any disagreement with the Company regarding any matter related to the Company’s operations, policies or practices. As set forth in Mr. O’Leary’s resignation letter dated September 9, 2025, Mr. O’Leary will support the transition through December 31, 2025 and continue as a Managing Director through the next shareholder vote and will take his remaining accrued vacation during this time. At such shareholders’ vote, it will be proposed to accept Mr. O’Leary’s resignation from his position as the Managing Director and grant him a discharge for performed management.

Furthermore, on September 9, 2025, the Company entered into a consulting agreement with McGurn Advisors LLC and Kevin McGurn (the “Consulting Agreement”), the form of which was approved by the Supervisory Board on September [9], 2025, pursuant to which Kevin McGurn will provide Chief Executive Officer services to the Company as an independent contractor, commencing on September 9, 2025 until the end of the Interim Period (as defined below). Under the terms of the Consulting Agreement, during the Interim Period, Mr. McGurn shall be entitled to receive a weekly fee of $7,700 per week (pro-rated for any partial week and payable in arrears in bi-weekly installments). The Company has agreed pursuant to the terms of the Consulting Agreement that, provided that Mr. McGurn is elected and appointed as Managing Director at the Company’s next extraordinary general meeting (the period between September 9, 2025 and the date of such election, the “Interim Period”), the Company will agree at the conclusion of the Interim Period to commence to hire Mr. McGurn as the Chief Executive Officer of the Company retroactive to September 9, 2025, with the terms of such employment relationship to be documented in a service agreement to be executed between the Company and Mr. McGurn on the terms described in the Consulting Agreement. In the event that Mr. McGurn is elected as Managing Director of the Company, upon the conclusion of the Interim Period, Mr. McGurn’s compensation will be revised such that (i) Mr. McGurn will receive an annual base salary of $400,000, paid biweekly and pro-rated for any partial year of employment, and thereafter increases in his base compensation may occur annually with the approval of the Compensation Committee of the Supervisory Board, (ii) in the fiscal year ending December 31, 2025, Mr. McGurn will be eligible to receive an incentive bonus payment, which shall be pro-rated for the partial year of service, full year targeted at 25% of his base salary or $100,000, a prorated amount to be paid by January 31, 2026, based upon achievement of goals as agreed upon and approved on or before the next extraordinary general meeting by the Supervisory Board and conditioned on Mr. McGurn’s continued service with the Company through the applicable payment date (except to the extent Mr. McGurn’s employment has been terminated by the Company without Cause (as defined below)) and which shall not be considered earned until actually paid, (iii) Mr. McGurn will be eligible for six weeks (240 hours) of paid time off each year, which will accrue on a pro-rata basis beginning from Mr. McGurn’s start date and may carry over from year to year, (iv) in addition to paid time off, Mr. McGurn will receive all paid German holidays, (v) during the Employment Period (as defined below), Mr. McGurn shall be eligible to receive benefits, including healthcare coverage, available to employees of the Company, and (vi) during any period commencing on September [9], 2025 until the Company establishes a U.S. healthcare benefit plan, the Company will provide Mr. McGurn with a taxable monthly stipend payment in the gross amount of $3,500 per month. All such payments made to Mr. McGurn will be subject to applicable U.S. withholdings and deductions. Further, in the event that Mr. McGurn is elected and appointed as Managing Director of the Company, Mr. McGurn’s service agreement as the Chief Executive Officer shall be for an initial term retroactive to September 9, 2025, until the end of his elected term as Managing Director of the Company, which may be extended by mutual agreement of the parties to the Consulting Agreement (such initial term, the “Initial Term”, and collectively with all extensions thereafter, the “Employment Period”). Any termination of such service agreement by the Company or Mr. McGurn (other than a termination by the Company for Cause or termination as a result of Mr. McGurn’s death or permanent disability) will require a 90-day notice period.

In addition, if Mr. McGurn is elected and appointed as Managing Director of the Company, his service agreement as the Chief Executive Officer will provide that if the Company terminates Mr. McGurn’s service without Cause during the Initial Term, the Company shall provide severance payments to Mr. McGurn equivalent to his base salary and 100% of the cash bonus that Mr. McGurn would have received for the remainder of the Initial Term, and the Company shall pay Mr. McGurn a minimum of three months of salary as severance if termination without Cause occurs after his ninth month of employment (subject to execution and non-revocation of a separation agreement and release in form and substance acceptable to the Company and continued compliance with all post-termination obligations to the Company). Following the Initial Term, if the Company terminates Mr. McGurn without Cause during the Employment Period, then the Company shall provide severance payments to Mr. McGurn that are equivalent to the base salary that Mr. McGurn would have received for a period of three months (subject to execution and non-revocation of a separation agreement and release in form and substance acceptable to the Company and continued compliance with all post-termination obligations to the Company).

The Consulting Agreement provides for standard representations, warranties, covenants and indemnification provisions for an agreement of its kind. In addition, McGurn Advisors LLC and Mr. McGurn have each agreed not to solicit or attempt to solicit, directly or indirectly, any employees, consultants or other independent contractors or any business from any customer of the Company during the term of the Consulting Agreement and for a period of one year thereafter. McGurn Advisors LLC and Mr. McGurn have further represented to the Company pursuant to the Consulting Agreement that neither is obligated under any form of non-compete or non-solicitation agreement which would preclude McGurn Advisors LLC or Mr. McGurn from providing Chief Executive Officer services to the Company during or after the Interim Period.

The term of the Consulting Agreement may be terminated at any time for Cause and, in the event that the Consulting Agreement is terminated for Cause during the Interim Period, Mr. McGurn will not be eligible for employment with the Company or any affiliate of the Company.

A termination of the Consulting Agreement for “Cause” shall mean any termination for: (A) dishonesty (including but not limited to any acts of embezzlement or misappropriation of funds, regardless of whether the embezzlement or misappropriation involves funds or assets of the Company or its affiliates (collectively, the Company and its affiliates are referred to as the “Company Group”) or a third party), fraud, serious dereliction of fiduciary obligation, conviction of or plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude; (B) an intentional, unauthorized disclosure of confidential information belonging to the Company Group, or entrusted to the Company Group by a client, customer, or other third party; (C) reporting to Company offices or providing any services while under the influence of drugs or alcohol (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions); (D) a material violation of any Company rule, regulation or policy; (E) any act materially adverse to the interests of the Company Group or reasonably likely to result in harm to the Company Group or to bring the Company Group into disrepute; or (F) a breach of any promise or obligation under the Consulting Agreement, including, without limitation, a refusal to substantially perform services under the Consulting Agreement. In the event that Mr. McGurn is elected as Managing Director of the Company, his service agreement as Chief Executive Officer will provide for a substantially similar definition of “Cause”.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Mr. McGurn, age 52, currently serves as the Chairman of the board of directors, Chief Executive Officer and Chief Financial Officer of New America Acquisition I Corp., a special purpose acquisition company, since July 2025. Mr. McGurn has also served as Chief Executive Officer of Yorkville Acquisition Corp., a special purpose acquisition company, since March 2025 and is a member of its board of directors. Prior to then, Mr. McGurn most recently served as Vice President of Advertising Solutions at T-Mobile, where he led initiatives across digital and programmatic advertising platforms. Prior to that, from 2018 to 2023 he was President at Vevo LLC, a global music video platform jointly owned by Universal Music Group and Sony Music Entertainment, where he was responsible for monetization, sales strategy, and global partnerships. Earlier in his career, from 2007 to 2013, Mr. McGurn served as Senior Vice President of Advertising Sales at Hulu, where he helped to launch and scale the company’s ad-supported streaming business. He has also held an independent board role at Zype, Inc., a video infrastructure platform that was acquired by Backlight, a portfolio company of PSG Equity. Mr. McGurn currently serves in an advisory capacity to Trump Media and Technology Group, supporting the company’s diligence and strategy around mergers and acquisitions, subscription video on demand (SVOD) and social networking platforms, including Truth+ and Truth Social. He is also a limited partner and strategic entrepreneurial advisor to Revel Partners, a venture capital firm focused on B2B SaaS and media innovation, and Alpine Meridian, a venture capital fund with investments across digital media and consumer technology. Mr. McGurn has cultivated extensive relationships across media, entertainment, technology, telecommunications, and music industries. Mr. McGurn graduated from Ohio Wesleyan University in 1998 with a BA in History and was a two-time NCAA all-America pick in the sport of lacrosse.

There is no arrangement or understanding between Mr. McGurn and any other person(s) pursuant to which he was selected as an officer. Mr. McGurn has no family relationships with any director or executive officer of the Company, and there are no transactions in which he has an interest that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 9, 2025, the Company issued a press release announcing Mr. O’Leary’s resignation and the entry into the Consulting Agreement pursuant to which Mr. McGurn shall provide Chief Executive Officer services to the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Consulting Agreement, dated September 9, 2025, by and between Sono Group N.V., McGurn Advisors LLC and Kevin McGurn.
99.1	Press Release, dated September 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
#	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

Dated: September 9, 2025	By:	/s/ Kevin McGurn
	Name:	Kevin McGurn
	Title:	Chief Executive Officer